AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 2010

Registration No. 333-164946

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO

Form S-8

Registration Statement No. 333-164946

UNDER

THE SECURITIES ACT OF 1933

PCL EMPLOYEES HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Alberta	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5410 – 99 Street

Edmonton Alberta, T6E 3P4 Canada

(Address of principal executive offices)

Universal 2010 Class 1 Employee Common Share Purchase Plan

Universal 2010 Class 3 Employee Common Share Purchase Plan

Regular 2010 Class 1 Employee Common Share Purchase Plan

Regular 2010 Class 3 Employee Common Share Purchase Plan

(Full title of the plans)

Gordon D. Maron

5410 – 99 Street

Edmonton, Alberta, T6E 3P4

Canada

(Name and address of agent for service)

(780) 733-5000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-Accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

PCL Employees Holdings Ltd. (the “Company”) previously registered shares of the Company’s Class 1 Common Shares and/or the Company’s Class 3 Common Shares under the fol1owing registration statement (the “Registration Statement”) concerning shares issuable or issued under certain employee share purchase plans. The Company is filing this post-effective amendment to the Registration Statement (the “Post-Effective Amendment”) to deregister any securities registered and unsold under the Registration Statement and to terminate the Registration Statement. The approximate number of unsold shares is set forth below with respect to the Registration Statement under the column titled, “Approximate Number of Shares Deregistered.” Such shares are being removed from registration and the Registration Statement is being terminated because they are no longer available for issuance under the referenced plan.

Registration No.	Date Filed with the SEC	Name of Share Purchase Plan	Number of Common Shares Originally Registered	Approximate Number of Shares Deregistered
333-164946	February 17, 2010	Universal 2010 Class 1 Employee Common Share Purchase Plan	110,000 Class 1	58,850 Class 1

		Universal 2010 Class 3 Employee Common Share Purchase Plan	50,000 Class 3	38,900 Class 3

		Regular 2010 Class 1 Employee Common Share Purchase Plan	2,200,000 Class 1	859,195 Class 1

		Regular 2010 Class 3 Employee Common Share Purchase Plan	1,500,000 Class 3	913,385 Class 3

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmonton, Province of Alberta, on this 18th day of August, 2010.

PCL EMPLOYEES HOLDINGS LTD.

By:	/s/ Ross A. Grieve
Ross A. Grieve, President and
Chief Executive Officer

We, the undersigned officers and directors of PCL Employees Holdings Ltd. hereby severally constitute and appoint Gordon D. Maron and Gordon H. Stephenson, and each of them, our true and lawful attorneys with full power to either of them, and to each of them singly, in any and all capacities, to sign any amendments to this Post-Effective Amendment and the Registration Statement, including amendments and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Ross A. Grieve	Director, President and Chief Executive Officer	August 18, 2010
Ross A. Grieve

/s/ Gordon D. Maron	Vice President, Secretary/ Treasurer	August 18, 2010
Gordon D. Maron	(Principal Financial Officer and Principal Accounting Officer)

/s/ Henry R. Gillespie	Director	August 18, 2010
Henry R. Gillespie

/s/ Joseph D. Thompson	Director	August 18, 2010
Joseph D. Thompson

/s/ Garnet K. Wells	Director	August 18, 2010
Garnet K. Wells

/s/ Paul G. Douglas	Director	August 18, 2010
Paul G. Douglas

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

24.1	Powers of Attorney (included on the signature page to this Post-Effective Amendment).